UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2022

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	N/A	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Tango Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 1, 2022 (the “Merger Effective Date”), Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.), a Delaware corporation (“AAM”), and Athene Holding Ltd, a Bermuda exempted company (“AHL”), completed the previously announced merger transactions pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021 (the “Merger Agreement”), by and among AAM, AHL, Apollo Global Management, Inc. (f/k/a Tango Holdings, Inc.), a Delaware corporation (“AGM”), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of AGM (“AHL Merger Sub”), and Green Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of AGM (“AAM Merger Sub”). Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date (the “AAM Merger Effective Time”), AAM Merger Sub merged with and into AAM (the “AAM Merger”), with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date (the “AHL Merger Effective Time”), AHL Merger Sub merged with and into AHL (the “AHL Merger” and, together with the AAM Merger, the “Mergers”), with AHL continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and AHL became direct subsidiaries of AGM.

This Current Report on Form 8-K (this “Current Report”) establishes AGM as the successor issuer to AAM and AHL pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(d) under the Exchange Act, shares of common stock, par value $0.00001 per share, of AGM (“AGM Shares”) are deemed to be registered under Section 12(b) of the Exchange Act, and AGM is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. AGM hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry into Material Definitive Agreement.

Stockholders Agreement

On January 1, 2022, in connection with the closing of the Mergers, AGM entered into a Stockholders Agreement with Leon D. Black, Marc J. Rowan, Joshua J. Harris (collectively, the “Principals”) and certain affiliates of the Principals (the “Stockholders Agreement”).

The Stockholders Agreement provides, among other things:

•

AGM will nominate each Principal (or his designee, as applicable) as part of the director slate of the AGM board of directors (the “Board”), for so long as such Principal, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of AGM Shares (the “Ownership Threshold”);

•	each Principal (or his designee, as applicable), will, if requested by the Board, resign from the Board in the event that such Principal no longer meets the Ownership Threshold;

•

each Principal, together with the members of his family group, agrees to vote all of his or their respective AGM Shares in favor of the election of the other Principals (or their designees, as applicable);

•

AGM will recommend that its stockholders vote in favor of the Principals (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board, if necessary);

•	each Principal (but not his designee) will be entitled to a seat on the executive committee of the Board so long as such Principal serves on the Board;

•	AGM will not make any non-pro rata distributions or payments to any Principals without the consent of the other Principals;

•

each Principal and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Principals, and will agree to oppose any such actions if proposed by others;

•

each Principal will have customary information rights regarding AGM’s business, so long as such Principal, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and

•

each Principal will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Principal continues to (a) provide services to AGM (other than as a member of the Board), (b) serve on the executive committee of the Board or (c) serve as the chairman of the Board or of any committee of the Board.

The Stockholders Agreement also grants to each Principal (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act of 1933, as amended (the “Securities Act”), AGM Shares held or acquired by them. Under the Stockholders Agreement, each Principal (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the AGM Shares that he holds or acquires, (ii) may require AGM to make available registration statements permitting sales of AGM Shares he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Principal (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells AGM Shares, unless such liability arose from the holder’s misstatement or omission, and each Principal (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which will be filed with the next periodic report of AGM.

Registration Rights Agreement

On January 1, 2022, in connection with the closing of the Mergers, AGM entered into a Registration Rights Agreement with Mr. James Zelter and Mr. Scott Kleinman (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, AGM has granted Messrs. Zelter and Kleinman and their permitted transferees the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, AGM Shares held or acquired by them. Under the Registration Rights Agreement, the registration rights holders (i) have “demand” registration rights that require AGM to register under the Securities Act the AGM Shares that they hold or acquire, (ii) may require AGM to make available registration statements permitting sales of AGM Shares they hold or acquire in the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each registration rights holder and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells AGM Shares, unless such liability arose from the holder’s misstatement or omission, and each registration rights holder has agreed to indemnify AGM against all losses caused by his misstatements or omissions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which will be filed with the next periodic report of AGM.

Exchange Implementation Agreement

On December 31, 2021, in connection with the restructuring that occurred prior to the closing of the AAM Merger (the “AAM restructuring”), AGM and certain other persons entered into an Exchange Implementation Agreement (the “Exchange Implementation Agreement”) with certain holders of Apollo Operating Group (as defined in the amended and restated certificate of incorporation of AGM) units (“AOG Units”). Pursuant to the Exchange Implementation Agreement, such holders of AOG Units exchanged a portion of such AOG Units for AGM Shares concurrently with the consummation of the Mergers. Additionally, under the Exchange Implementation Agreement, on December 31, 2021, the remainder of the AOG Units held by such holders were sold and transferred to APO Corp., a wholly-owned consolidated subsidiary of AAM, in exchange for an amount equal to$3.66 multiplied by the total number of AOG Units held by such holders as of immediately prior to the AAM restructuring. Such amount is payable over a period of three years in equal quarterly installments.

The foregoing description of the Exchange Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Implementation Agreement, which will be filed with the next periodic report of AGM.

Indemnification Agreements

Following the Merger Effective Date, AGM intends to enter into indemnification agreements (the “Indemnification Agreements”) with its directors and executive officers. Subject to certain specified exceptions, these Indemnification Agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding arising from activities in connection with AGM and its affiliates, to the fullest extent permitted by applicable law.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which will be filed with the next periodic report of AGM.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Stockholders Agreement, the Amended and Restated Shareholders Agreement, dated as of September 5, 2019, by and among AAM, the Principals, certain affiliates of the Principals and certain other persons party thereto, was terminated in its entirety in accordance with its terms by the parties thereto.

In connection with the entry into the Exchange Implementation Agreement, the Seventh Amended and Restated Exchange Agreement, dated as of July 29, 2020, by and among AAM, the Apollo Principal Entities and the Apollo Principal Holders, as subsequently amended, supplemented or waived, was terminated in its entirety in accordance with its terms by the parties thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the AHL Merger Effective Time, each issued and outstanding Class A common share, par value 0.001 per share, of AHL (each, an “AHL Common Share”) (other than AHL Common Shares held (a) by AHL as treasury shares or (b) by AHL Merger Sub, the Apollo Operating Group or the respective direct or indirect wholly owned subsidiaries of AHL or the Apollo Operating Group), was converted automatically into the right to receive 1.149 duly authorized, validly issued, fully paid and nonassessable AGM Shares and any cash paid in lieu of fractional AGM Shares. No fractional AGM Shares were issued in connection with the AHL Merger, and AHL’s shareholders received cash in lieu of any fractional AGM Shares. At the AAM Merger Effective Time, each issued and outstanding share of Class A common stock, par value $0.00001, of AAM (each, an “AAM Class A Share”) (other than AAM Class A Shares held (a) by AAM as treasury shares or (b) by AAM Merger Sub or any direct or indirect wholly owned subsidiary of AAM) was converted automatically into the right to receive one AGM Share.

Concurrently with the closing of the Mergers, each outstanding AOG Unit, other than those held indirectly by AAM and those held indirectly by AHL, were exchanged into one AGM Share. Following the closing of the Mergers, it is expected that the AOG Units held by subsidiaries of AHL will be distributed to AGM. Additionally, prior to the closing of the Mergers, each of the sole outstanding share of Class B common stock of AAM and the sole outstanding share of Class C common stock of AAM was exchanged for 10 AAM Class A Shares, which were subsequently exchanged into 10 AGM Shares in the AAM Merger.

Following the AAM Merger, each of the issued and outstanding shares of 6.375% Series A preferred stock of AAM and 6.375% Series B preferred stock of AAM (together, the “AAM Preferred Shares”) remains issued and outstanding as preferred stock of AAM. These shares of preferred stock are entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitation and restrictions set forth in the existing certificates of designations relating to the respective series of AAM Preferred Shares.

Following the AHL Merger, each of the issued and outstanding AHL depositary shares, each representing a 1/1000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A, a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B, a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C and a 4.875% Fixed Rate Perpetual Non-Cumulative Preference Share, Series D (together, the “AHL Preferred Shares”) under applicable Bermuda law automatically became an equivalent preferred share of AHL, the surviving company in the AHL Merger. These preferred shares are entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the existing certificates of designations relating to the respective series of AHL Preferred Shares.

As provided in the Merger Agreement, at the AAM Merger Effective Time:

•

each outstanding option to acquire AAM Class A Shares (an “AAM Option”), whether vested or unvested, was converted into an option to purchase a number of AGM Shares (a “AGM Option”) equal to the number of AAM Class A Shares subject to such AAM Option immediately prior to the effective time of the AAM Merger, with an exercise price equal to the exercise price of such AAM Option. Each such AGM Option is otherwise subject to the same terms and conditions as were applicable under the related AAM Option immediately prior to the effective time of the AAM Merger (including, for the avoidance of doubt, the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM Options through net settlement);

•

each outstanding award of restricted (including transfer-restricted) AAM Class A Shares (an “AAM RSA”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AAM Fixed RSA”) and each outstanding AAM RSA that is not an AAM Fixed RSA (an “AAM Performance RSA”) was converted into a number of restricted AGM Shares (“AGM RSAs”) equal to the number of AAM Class A Shares subject to such AAM RSA immediately prior to the effective time of the AAM Merger. Each such AGM RSA is otherwise subject to the same terms and conditions as were applicable under the related AAM RSA immediately prior to the effective time of the AAM Merger (including with respect to any dividends accrued thereunder, any performance-based vesting requirements applicable to an AAM Performance RSA immediately prior to the effective time of the AAM Merger, and the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM RSAs through net settlement); and

•

each outstanding right to obtain the value of an AAM Class A Share (either in the form of an AAM Class A Share, cash, other property or a combination thereof) (an “AAM RSU”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AAM Fixed RSU”) and each AAM RSU that is not an AAM Fixed RSU (an “AAM Performance RSU”) was converted into a restricted share unit with respect to a number of AGM Shares (“AGM RSUs”) equal to the number of AAM Class A Shares subject to such AAM RSU immediately prior to the effective time of the AAM Merger. Each such AGM RSU is otherwise subject to the same terms and conditions as were applicable under the related AAM RSU immediately prior to the effective time of the AAM Merger (including with respect to any dividend equivalents accrued thereunder, any performance-based vesting requirements applicable to an AAM Performance RSA immediately prior to the effective time of the AAM Merger, and the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM RSUs through net settlement).

As provided in the Merger Agreement, at the AHL Merger Effective Time:

•

each outstanding option to acquire AHL Shares (an “AHL Option”), whether vested or unvested, was converted into a number of AGM Options (rounded down to the nearest whole AGM Share) equal to the product of (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Shares subject to such AHL Option immediately prior to the effective time of the AHL Merger (rounded down to the nearest whole share), with an exercise price equal to the quotient of (x) the exercise price of such AHL Option divided by (y) the exchange ratio of 1.149 (rounded up to the nearest whole cent). Each such AGM Option is otherwise subject to the same terms and conditions as were applicable under the related AHL Option immediately prior to the effective time of the AHL Merger (including with respect to the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM Options through net settlement, and any accelerated vesting in connection with a termination of service);

•

each outstanding award of restricted AHL Shares (an “AHL RSA”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AHL Fixed RSA”), except for AHL Fixed RSAs held by a non-employee director of AHL, and each AHL RSA that is not an AHL Fixed RSA (an “AHL Variable RSA”), was converted into a number of AGM RSAs (rounded down to the nearest whole AGM Share) equal to (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Common Shares subject to such AHL RSA immediately prior to the effective time of the AHL Merger; provided, that in the case of any AHL Variable RSA, (A) for purposes of clause (ii) above, the number of AHL Common Shares in respect of such AHL Variable RSA immediately prior to the effective time of the AHL Merger will be based on the applicable target level of performance and (B) the AGM RSAs will be subject only to the time vesting conditions that applied to the AHL Variable RSA and will vest at the end of the applicable performance period. Each such AGM RSA is otherwise subject to the same terms and conditions as were applicable under the related AHL RSA immediately prior to the effective time of the AHL Merger (including with respect to the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM RSAs through net settlement, any dividends accrued thereunder, and any accelerated vesting in connection with a termination of service);

•

each outstanding right to obtain the value of an AHL Share (either in the form of an AHL Share, cash, other property or a combination thereof) (an “AHL RSU”) that is subject solely to time-based vesting requirements and not performance-based vesting requirements (an “AHL Fixed RSU”) and each AHL RSU that is not an AHL Fixed RSU (an “AHL Variable RSU”), was converted into a number of AGM RSUs (rounded down to the nearest whole AGM Share) equal to (i) the exchange ratio of 1.149 multiplied by (ii) the number of AHL Common Shares subject to such AHL RSU immediately prior to the effective time of the AHL Merger; provided, that in the case of any AHL Variable RSU, (A) for purposes of clause (ii) above, the number of AHL Common Shares in respect of such AHL Variable RSU immediately prior to the effective time of the AHL Merger was based on the applicable target level of performance and (B) the AGM RSUs will be subject only to the time vesting conditions that applied to the AHL Variable RSU and will vest at the end of the applicable performance period. Each such AGM RSU will otherwise be subject to the same terms and conditions as were applicable under the related AHL RSU immediately prior to the effective time of the AHL Merger (including with respect to any dividend equivalents accrued thereunder, any accelerated vesting in connection with a termination of service, and the ability to satisfy any required withholding obligations upon vesting and settlement of such AGM RSUs through net settlement); and

•

each AHL Fixed RSA granted to a non-employee director of AHL, by virtue of the occurrence of the AHL Merger, and without any action on the part of the holder thereof, vested upon the effective time of the AHL Merger.

The issuance of AGM Shares to AAM stockholders and AHL stockholders in connection with the Mergers, as described above, was registered under the Securities Act, pursuant to a registration statement on Form S-4 (File No. 333- 255858) (the “Registration Statement”), filed by AGM with the SEC and declared effective on November 4, 2021. The joint proxy statement/prospectus of AGM, AAM and AHL included in the Registration Statement contains additional information about the Mergers and the related transactions. The description of AGM common stock set forth in the joint proxy statement/prospectus is incorporated herein by reference.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about AGM, AAM or AHL, and should not be relied upon as disclosure about AGM, AAM or AHL without consideration of the periodic and current reports and statements that AGM, AAM or AHL file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the AGM Merger Effective Time, AAM Shares and AHL Shares were registered pursuant to Section 12(b) of the Exchange Act, and listed on the New York Stock Exchange (“NYSE”). As a result of the Mergers, AAM Shares and AHL Shares will no longer be traded or listed on the NYSE, and will be substituted for AGM Shares on the NYSE. As of the open of trading on January 3, 2022, AGM Shares will trade on the NYSE under the ticker symbol “APO.” Each of AAM and AHL expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the AAM Shares and the AHL Shares, respectively, and suspend their respective reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Exchange Implementation Agreement” in Item 1.01 is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and in Items 2.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Prior to the AAM Merger Effective Time, AGM was a wholly owned subsidiary of AAM. Pursuant to the Merger Agreement, immediately following the AAM Merger Effective Time, all AGM Shares owned by AAM prior to the AAM Merger Effective Time were surrendered to AGM for no consideration. Following the completion of the Mergers and the AAM restructuring, the AGM Shares became held by the former holders of AAM Shares, AHL Shares and AOG Units (other than those held indirectly by AAM and AHL).

The information set forth in the Introductory Note and in Items 2.01 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective immediately following the closing of the Mergers, the Board increased in size from one to sixteen directors. In connection with the closing of the Mergers, John J. Suydam, the sole director of AGM as of immediately prior to the closing of the Mergers, resigned from the Board. In addition, in accordance with the terms of the Merger Agreement and effective immediately following the closing of the Mergers each of Marc A. Beilinson, James Belardi, Walter Joseph (Jay) Clayton III (Chair), Michael Ducey, Richard Emerson, Joshua Harris, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon, Lynn Swann and James Zelter were appointed to the Board. The Board has determined that all of its directors, except for Messrs. Belardi, Harris, Kleinman, Rowan and Zelter, are “independent directors” as such term is defined by the applicable rules and regulations of the SEC and the NYSE.

Messrs. Rowan and Harris are parties to the Stockholders Agreement, see “Item 1.01 Entry into Material Definitive Agreement. - Stockholders Agreement.”

Messrs. Kleinman and Zelter are parties to the Registration Rights Agreement, see “Item 1.01 Entry into Material Definitive Agreement. - Registration Rights Agreement.”

In addition to the employment agreements for Messrs. Rowan, Kleinman and Zelter that are described in the Current Report on Form 8-K filed by AAM with the SEC on December 2, 2021 (the “AAM 8-K”), the transactions to which AAM is a party in which any of AGM’s directors have a material interest subject to disclosure under Item 404(a) of Regulation S-K are set forth in the Definitive Proxy Statement of AAM, filed on Schedule 14A with the Securities and Exchange Commission on August 16, 2021. The transactions to which AHL is a party in which any of AGM’s directors have a material interest subject to disclosure under Item 404(a) of Regulation S-K are set forth in the Definitive Proxy Statement of AHL, filed on Schedule 14A with the Securities and Exchange Commission on July 22, 2021. Other than as described in this Current Report on Form 8-K, there are no transactions to which AGM is a party in which any of AGM’s directors have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Committee Appointments

Effective immediately following the closing of the Mergers, the Board appointed the following individuals to the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Sustainability and Corporate Responsibility Committee:

•	Executive Committee: Walter Joseph (Jay) Clayton III (Chair), Joshua Harris and Marc Rowan as voting members; and James Zelter, Scott Kleinman and Gary Parr as non-voting observers.

•	Audit Committee: Pauline Richards (Chair), Michael Ducey, A.B. Krongard.

•	Compensation Committee: Marc A. Beilinson (Chair), Richard Emerson, Lynn Swann.

•	Nominating and Corporate Governance Committee: A.B. Krongard (Chair), Walter Joseph (Jay) Clayton III, Mitra Hormozi, Pamela Joyner.

•	Sustainability and Corporate Responsibility Committee: Kerry Murphy Healey (Chair), Mitra Hormozi, Pauline Richards.

Director Compensation

For his services as an independent director and Chair of the Board, Mr. Clayton receives a base annual director fee of $150,000 and an annual Board Chair fee of $100,000. Mr. Clayton previously received an initial grant of RSUs with a value of $750,000 that vests in equal installments on June 30, 2022, 2023 and 2024. After his initial RSU award is fully vested, Mr. Clayton will receive an annual RSU award with a value of $250,000 that vests on June 30 of the year following the year that the grant is made.

For their service on the Board, each of the independent directors (other than Mr. Clayton) receives a base annual director fee of $150,000 and an initial grant of RSUs with a value of $600,000 that vests in equal installments on June 30 of each of the first, second and third years following the year that the grant was made. After the initial RSU awards are fully vested, each independent director receives an annual RSU award with a value of $200,000 that vests on June 30 of the year following the year that the grant is made.

In addition, each independent director will receive an annual committee fee of $25,000 for each committee of the Board on which he or she serves and an additional annual committee chair fee of $25,000 (incremental to the committee fee) for each committee of the Board for which he or she serves as the chair. The independent directors will be reimbursed for reasonable expenses incurred in attending board meetings.

AGM will not pay additional remuneration to directors who are not independent for their service on the Board or its committees.

Each director has entered into a standard indemnification agreement with AGM as more fully described under the heading “Indemnification Agreement” in Item 1.01 of this Current Report.

Executive Officers

In connection with the Mergers, John Suydam, the sole executive officer of AGM as of immediately prior to the AGM Merger Effective Time resigned from his position as President and the Board appointed new executive officers of AGM effective immediately following the closing of the Mergers, including Mr. Rowan who was appointed Chief Executive Officer of AGM and Martin Kelly who was appointed Chief Financial Officer of AGM. In addition, John Suydam was appointed Chief Legal Officer of AGM.

Biographical information for each of Messrs. Rowan and Kelly are set forth in the joint proxy/prospectus filed by AGM with the SEC on November 5, 2021.

In addition to the employment agreement for Mr. Rowan that is described in the AAM 8-K, the transactions to which AAM is a party in which either of Mr. Rowan or Mr. Kelly has a material interest subject to disclosure under Item 404(a) of Regulation S-K are set forth in the Definitive Proxy Statement of AAM, filed on Schedule 14A with the Securities and Exchange Commission on August 16, 2021. The transactions to which AHL is a party in which Mr. Rowan has a material interest subject to disclosure under Item 404(a) of Regulation S-K are set forth in the Definitive Proxy Statement of AHL, filed on Schedule 14A with the Securities and Exchange Commission on July 22, 2021. There are no other transactions to which AGM is a party in which either Mr. Rowan or Mr. Kelly has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreements

On November 30, 2021, a committee of the board of directors of AAM consisting of the board’s independent directors (the “AAM Committee”) approved the renewal of AAM’s employment, non-competition and non-solicitation agreement with Marc Rowan, which was described in the AAM 8-K.

On November 30, 2021, the AAM Committee also approved new employment agreements for AAM’s Co-Presidents, Scott Kleinman and James Zelter, which were described in the AAM 8-K.

Compensatory Plans

At the closing of the Mergers, AGM assumed the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plans, as may be amended from time to time (the “AGM Share Plans”), and also assumed the share reserve available for future issuances under the AGM Share Plans, and amended the AGM Share Plans to reflect the Mergers, including to replace references to AAM Class A Shares with references to AGM Shares.

In addition, at the closing of the Mergers, AGM assumed AHL’s 2014 Share Incentive Plan, 2016 Share Incentive Plan and 2019 Share Incentive Plan, each as may be amended from time to time (the “AHL Share Plans”), and also assumed the share reserve available for issuance with respect to outstanding awards under the AHL Share Plans.

AGM expects to grant future awards under the AGM Share Plans.

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the joint proxy statement/prospectus; (ii) the Definitive Proxy Statement of AAM, filed on Schedule 14A with the Securities and Exchange Commission on August 16, 2021; and (iii) the Definitive Proxy Statement of AHL, filed on Schedule 14A with the Securities and Exchange Commission on July 22, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2022, in connection with the completion of the Mergers and in accordance with the Merger Agreement, AGM amended and restated its certificate of incorporation and its bylaws to reflect the changes contemplated by the Merger Agreement and described in the joint proxy statement/prospectus. On January 1, 2022, AGM further amended its amended and restated certificate of incorporation to change its name from Tango Holdings, Inc. to Apollo Global Management, Inc.

The foregoing description of the amended and restated certificate of incorporation of AGM, the amendment thereto and the amended and restated bylaws of AGM does not purport to be complete and is qualified in its entirety by reference to the amended and restated certificate of incorporation of AGM, the amendment thereto and the amended and restated bylaws of AGM filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report and incorporated by reference into this Item 5.03.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 5.03

Item 7.01	Regulation FD Disclosure.

Share Repurchase Program

AGM announced today that its board of directors has approved a share repurchase authorization that allows AGM to repurchase (i) up to an aggregate of $1.5 billion of shares of its Common Stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.0 billion of shares of its Common Stock in order to offset the dilutive impact of share issuances under the its equity incentive plans, in each case with the timing and amount of repurchases to depend on a variety of factors including price, economic and market conditions as well as expected capital needs, evolution in AGM’s capital structure, legal requirements and other factors. Under the share repurchase program, repurchases may be of outstanding shares of Common Stock occurring from time to time in open market transactions, in privately negotiated transactions, pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Exchange Act, or otherwise, as well as through reductions of shares that otherwise would have been issued to participants under AGM’s equity incentive plans in order to satisfy associated tax obligations. The share repurchase program does not obligate AGM to make any repurchases at any specific time. The program will be effective immediately until the aggregate repurchase amount that has been approved by the Board has been expended. The program may be suspended, extended, modified or discontinued at any time.

Closing Press Release

On January 3, 2022, AGM issued a press release in connection with the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01, “Regulation FD Disclosure” of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished. As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

a)	Financial Statements of Business Acquired

The information required by this item was previously reported in the joint proxy statement/prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

b)	Pro Forma Financial Information

The information required by this item was previously reported in the joint proxy statement/prospectus and the Current Report on Form 8-K filed by AAM on December 2, 2021 and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

c)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 8, 2021, by and among Apollo Global Management, Inc., Athene Holding Ltd., Tango Holdings, Inc., Blue Merger Sub, Ltd., and Green Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to Apollo Asset Management, Inc.’s Form 8-K filed on March 8, 2021

3.1	Amended and Restated Certificate of Incorporation of Tango Holdings, Inc.

3.2	Amendment to the Amended and Restated Certificate of Incorporation of Apollo Global Management, Inc.

3.3	Amended and Restated Bylaws of Apollo Global Management, Inc.

99.1	Press Release, dated January 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Global Management, Inc.

Dated: January 3, 2022	By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer